Exhibit 10.1

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

EXECUTION VERSION

FOURTH AMENDMENT TO

POWER PURCHASE AGREEMENT

THIS FOURTH AMENDMENT dated August 23, 2023 (this “Amendment”), amends that certain Power Purchase Agreement dated June 23, 2021, as previously amended (the “PPA”), by and among Luminant ET Services Company LLC, a Texas limited liability company (the “Seller”) and Cipher Mining Technologies Inc., a Delaware corporation (the “Buyer”). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the PPA.

RECITALS

WHEREAS, Section 17.10 of the PPA provides that the PPA may be amended only by a writing signed by both parties thereto; and

WHEREAS, the parties hereto desire to amend the PPA in accordance with the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.
Amendment. The parties agree to amend the PPA as follows:

(a)
Section 1.2 shall be amended by adding the following new defined terms thereto:

“Settlement Interval” means the period of time used by ERCOT as the basis for settlement for the relevant pricing point (e.g., RTSPP or RTLMP) in the ERCOT Real-Time Market.

“Settlement Agreement” means that certain Settlement Agreement entered into by and among the Parties dated as of August 23, 2023.

(b)
Section 5.3 shall be deleted in its entirety and replaced with the following:

“5.3 Buyer Elections; Imbalances.

(A) The Buyer, by giving notice at least three (3) Business Days prior to the affected month, shall provide notice to Seller of its election to take or pay any of (i) [***]%, (ii) [***]%, or (iii) a Buyer-specified amount between [***]% and [***]% of the Contract Quantity during the affected month; provided that, in [***] and [***] of each Contract Year, Buyer shall be deemed to have irrevocably elected to take or pay for [***]% of the

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Contract Quantity then in effect. In any affected month for which Buyer has elected [***]% pursuant to the preceding sentence, to the extent Buyer wishes to change such election, Buyer may make such request for change the acceptance of which shall be subject to Seller's consent, in Seller's sole discretion. If Seller agrees to such change, then notwithstanding anything to the contrary herein, the MWh Rate for Energy delivered to Buyer, if any, for such affected month shall be the greater of (i) the MWh Rate as defined in Section 1.1 and (ii) with respect to Energy delivered each hour, the price reflected for electricity, ancillary services, and retail adders, if any, for such hour in the ERCOT Real-Time market. Notwithstanding the foregoing, Buyer shall take or pay for an average of [***]% of the Contract Quantity for each Contract Year.

(B) For any Settlement Interval, any difference between the energy to be delivered as per the Contract Quantity elected by Buyer in accordance with Section 5.3(A) above (the “Elected Quantity”) and the Energy actually consumed by Buyer’s data center (any such difference, an “Imbalance”), shall be handled as follows:

(i)
If the Imbalance is negative, meaning Buyer’s data center consumes more power than had been previously scheduled (“Energy Over Elected Quantity”), but less than [***]% greater than the Elected Quantity, then Seller shall sell such Energy Over Elected Quantity to Buyer, automatically and without any required notice from Buyer to Seller, at the greater of (x) the ERCOT Real-Time Settlement Point Price (“RTSPP”) for LZ_West plus ancillary services costs and adders, and (y) the MWh Rate; and

(ii)
If the Imbalance is positive, meaning Buyer’s data center consumes less power than the Elected Quantity (such difference, the “Surplus Energy”), but less than [***]% of the Elected Quantity, then Seller shall sell such Surplus Energy to the ERCOT market at the RTRMPR for the OECCS_CC2 node, for the account of Buyer; provided that, for any Surplus Energy that is [***]% or more of the Elected Quantity, then Buyer shall provide Seller at least 10 minutes’ notice instructing Seller to sell the Surplus Energy.

Notwithstanding anything to the contrary, the Parties agree that (i) Seller shall be under no obligation to sell Energy to Buyer in an amount that is [***]% or greater over the Elected Quantity, and (ii) with respect to any Surplus Energy that is equal to [***]% or more of the Elected Quantity for which Buyer fails to provide notice instructing Seller to sell Surplus Energy as provided in clause (ii) immediately above, such amounts shall be deemed delivered by Seller as take-or-pay Energy, Buyer shall pay Seller the MWh Rate for such Surplus Energy, and Buyer shall not be entitled to proceeds, if any, associated with Seller’s liquidation of any such Surplus Energy.

(C) Subject to Section 5.3(B) above, if Seller sells such Surplus Energy into the ERCOT Real-Time market, then (i) Buyer shall be deemed to have received such Surplus Energy, (ii) such Surplus Energy shall count toward Buyer's Take or Pay Arrangement and (iii) Buyer shall pay Seller the MWh Rate for such Surplus Energy sold by Seller to the

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

ERCOT Real-Time market. Seller shall credit Buyer's account for any proceeds received by Seller from any such sales of Surplus Energy. If any sale of Surplus Energy results in a negative amount, then Seller shall invoice Buyer an amount equal to the absolute value of such negative amount.

(D) Unless in response to a notice from Seller of a Curtailment Event in accordance with Section 5.2, Buyer shall ramp up or ramp down at a rate of not more than [***]MW per minute.”

(c)
Section 10.2(A) shall be amended by adding a new subclause (7) at the end of such section as follows:

“(7) Buyer fails to make any payment due pursuant to Paragraph 1 of the Settlement Agreement and such failure is not remedied within three (3) Business Days of receipt of notice from Seller.

2. Ratification of PPA. Except as herein provided, the PPA is ratified, confirmed, and shall remain unchanged and in full force and effect.

3. Entire Agreement. This Amendment together with the PPA constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

4. Counterparts. This Amendment may be executed in two or more counterparts by facsimile or electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the parties to this Amendment have executed, or caused to be executed, this Amendment as of the day and in the month and year first above written.

LUMINANT ET SERVICES COMPANY LLC By_/s/ Stephanie Zapata Moore_____________ Name: Stephanie Zapata Moore Title: EVP & General Counsel
CIPHER MINING TECHNOLOGIES INC. By_/s/ William Iwaschuk__________________ Name: William Iwaschuk Title: Co-President & Chief Legal Officer